Exhibit 99.1

VICI Properties Inc. Provides Business Update
- Collects 100% of rent in May and provides June rent outlook -
- Initiates settlement of $1.3 billion forward sale agreements -
- Agrees with Caesars to temporarily modify certain capital expenditure requirements -
NEW YORK, NY – June 1, 2020 – VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or the “Company”), today provided a business update focused on the following events:

•	Collected 100% of rent for the month of May and anticipates collecting all rent due for the month of June

•	Initiated settlement of forward sale agreements adding approximately $1.3 billion of cash to total liquidity

•	Agreed to temporarily modify certain capital expenditure requirements under certain leases with Caesars Entertainment Corporation (“Caesars”), which strengthened Caesars’ liquidity

Real Estate Portfolio Update
In connection with the COVID-19 pandemic, various state governments and/or regulatory authorities issued directives, mandates, orders or similar actions restricting non-essential business operations, resulting in the temporary closure of our tenants’ operations at our properties. Certain states have begun to allow for the reopening of casinos to occur, yet timelines for re-opening differ state by state and we cannot predict the length of time our tenants’ operations at each specific property will remain closed.
Since our COVID-19 update on April 16, 2020, all our tenants fulfilled their rent obligations in full for the month of May and we expect all June rent will be paid in full.
John Payne, President & Chief Operating Officer of VICI Properties said, “We are extremely proud of the strength and commitment of each of our tenants during this unprecedented period. Our tenants have demonstrated dedication to their employees, and to the states and municipalities in which they operate gaming facilities and we are truly proud to serve as their real estate partners. As we look toward the re-opening of our assets across the United States, VICI’s portfolio is well diversified from a geographic perspective with approximately 71% of our rent generated from assets located in drive-to regional markets and 29% of our rent generated from assets located on the Las Vegas Strip.”
Capital Markets Activity and Liquidity Update
We have delivered a settlement notice to each of the forward purchasers to physically settle the forward sale agreements entered into in connection with the public offering of the Company's common stock in June 2019. On June 2, 2020, the Company expects to deliver to the forward purchasers 65,000,000 shares of the Company's common stock to effect the settlement. The settlement of these shares (which in effect have been tradeable since the June 2019 forward equity offering) is expected to result in approximately $1.3 billion of proceeds to the Company, which is intended to ultimately be used to fund a portion of the Company’s obligations in connection with the pending Eldorado/Caesars transaction and for general corporate purposes. Following settlement, no shares of the Company's common stock will remain subject to future settlement under the June 2019 forward sale agreements. The Company’s total shares outstanding will be approximately

533.7 million, as of June 2, 2020 following the expected delivery of the shares to the forward purchasers pursuant to the forward sale agreements. The settlement of the forward sale agreements may be delayed due to certain market disruption events that could affect the Company’s ability to transfer the shares and receive proceeds therefrom on the expected settlement date.
“We are grateful to the investors that supported VICI and purchased shares in our June 2019 offering. Settlement of our forward sale agreements strengthens our balance sheet with an additional $1.3 billion of liquidity,” commented David Kieske, Executive Vice President, Chief Financial Officer of VICI Properties. “The proceeds from the settlement of the forward sale agreements, combined with the $2.0 billion of proceeds held in escrow from our February unsecured notes offering, provides us with all the capital necessary to close on our part of the pending Eldorado/Caesars transaction.”
As a result of this activity, we expect to have approximately $1.7 billion in unrestricted cash and cash equivalents, $2.0 billion in restricted cash, $1.0 billion of availability under our undrawn revolving credit facility and no debt maturities until December 2024.
Temporary Modifications to Certain Tenant Capital Expenditure Requirements
Caesars Entertainment Corporation
On June 1, 2020, VICI Properties and Caesars entered into an Omnibus Amendment to Leases (the “Omnibus Amendment”) in connection with the ongoing COVID-19 pandemic and its impact on operations and financial performance. The Omnibus Amendment provides Caesars and certain subsidiaries of Caesars with certain relief with respect to a portion of their capital expenditure obligations under the Non-CPLV lease, the CPLV lease and the Joliet lease (collectively, the “Caesars Leases”).
“At VICI, we strive to engage energetically with our tenants and, in this time of COVID-19, this engagement has risen to an even higher level,” said Mr. Payne. "The steps we have taken with Caesars demonstrate our ability to work constructively in enhancing their liquidity during this pandemic, while preserving our rent under the respective leases.”
Pursuant to the Omnibus Amendment, Caesars will be granted certain relief with respect to a portion of the capital expenditure obligations under the Caesars Leases conditioned upon Caesars and certain subsidiaries of Caesars (i) funding of certain minimum capital expenditures in fiscal year 2020 (which represent a reduction of the minimum capital expenditure amounts currently set forth in the Caesars Leases), (ii) making timely payment of rent obligations under the Caesars Leases during the compliance period set forth in the Omnibus Amendment and (iii) no tenant event of default occurring under any of the Caesars Leases during the compliance period set forth in the Omnibus Amendment. Caesars will receive credit for certain deemed capital expenditure amounts, which credit may be used to satisfy certain capital expenditure obligations over the rolling 2020, 2021 and 2022 fiscal years, provided that the foregoing conditions are satisfied. If Caesars fails to satisfy any of the foregoing conditions, Caesars will be required to satisfy the capital expenditure obligations set forth in the Caesars Leases or, in certain cases, to deposit amounts in respect thereof into a capital expenditure reserve in accordance with the Omnibus Amendment. The Omnibus Amendment will not become effective unless and until all applicable gaming regulatory approvals, notices and notice periods have been obtained, given or expired, as the case may be.

Century Casinos, Inc.
Additionally, in May 2020, the Company entered into an amendment to the triple net lease agreement entered into with Century Casinos, Inc. (“Century”) in connection with the acquisition of three casino properties in December 2019 (the “Century Master Lease”).  The Century Master Lease contains certain covenants, including minimum capital expenditures. The covenants under the Century Master Lease began on January 1, 2020; however, as a result of the casino closures in connection with the COVID-19 pandemic, the Company has agreed to waive Century’s capital expenditure requirements for 2020 and defer to not later than December 31, 2021 certain other expenditures contemplated in connection with the underwriting of the acquired casino properties.  Pursuant to the amendment to the Century Master Lease, the capital expenditure relief is conditioned upon (i) Century’s timely payment of rent obligations under the Century Master Lease during the compliance period set forth in the amendment and (ii) no tenant event of default occurring under the Century Master Lease during the compliance period set forth in the amendment.  If Century fails to satisfy any of the foregoing conditions, Century will be required to satisfy the capital expenditure obligations set forth in the Century Master Lease or, in certain cases, to deposit amounts in respect thereof into a capital expenditure reserve for expenditure in accordance with the amendment.
About VICI Properties
VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 28 gaming facilities comprising over 40 million square feet and features approximately 15,600 hotel rooms and more than 180 restaurants, bars and nightclubs. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment Corporation, Century Casinos Inc., Hard Rock International, JACK Entertainment and Penn National Gaming, Inc. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipates”, “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements.
Among those risks, uncertainties and other factors are the impact of changes in general economic conditions, including low consumer confidence, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy (including stemming from the COVID-19 pandemic and changes in the economic conditions as a result of the COVID-19 pandemic); risks that the Company may not achieve the benefits contemplated by our pending and recently completed acquisitions of real estate assets; risks that not all potential risks and liabilities have been identified in the Company’s due diligence for our pending and recently completed transactions; risks regarding the ability to receive, or delays in obtaining, the governmental and regulatory approvals and consents required to consummate our pending transactions, or other delays or impediments to completing our pending transactions; our ability to obtain the financing necessary to complete our pending transactions on the terms we currently expect or at all; the possibility that our pending transactions may not be completed or that completion may be unduly delayed; and the effects of our recently completed acquisitions and the pending transactions on us, including the post-acquisition impact on our financial condition, financial and operating results, cash flows, strategy and plans.
Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants. The extent to which the COVID-19 pandemic impacts the Company and its tenants will largely depend on future developments that are highly uncertain and cannot be predicted with confidence, including the impact of the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures on our tenants, including various state governments and/or regulatory authorities issuing directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders resulting in the closure of our tenants’ operations at our properties. Each of the foregoing could have a material adverse effect on our tenants’ ability to satisfy their obligations under their leases with us, including their continued ability to pay rent in a timely manner, or at all, and/or to fund capital expenditures or make other payments required under their leases. In addition, changes and instability in global, national and regional economic activity and financial markets as a result of the COVID-19 pandemic could negatively impact consumer discretionary spending and travel, which could have a material adverse effect on our tenants’ businesses.
Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investors:
Investors@viciproperties.com
(646) 949-4631

Or

David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com

Danny Valoy
Vice President, Finance
DValoy@viciproperties.com